UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):

September 4, 2009

Central Pacific Financial Corp.

(Exact name of registrant as specified in its charter)

Hawaii	0-10777	99-0212597
(State or other jurisdiction	(Commission File	(I.R.S. Employer
of incorporation)	Number)	Identification No.

220 South King Street, Honolulu, Hawaii		96813
(Address of principal executive offices)		(Zip Code)

(808) 544-0500

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On September 4, 2009, Central Pacific Financial Corp. (the “Company”) entered into a Distribution Agreement (the “Agreement”) with Sandler O’Neill & Partners, L.P. and RBC Capital Markets Corporation, as sales agents and/or principals (collectively, the “Agents”), pursuant to which the Company may, from time to time, offer and sell up to $15 million in aggregate sales proceeds of the Company’s common stock, no par value per share (the “Shares”), through and/or to the Agents.  Sales of the Shares through the Agents, if any, pursuant to the Agreement will be made by means of ordinary brokers’ transactions on the New York Stock Exchange or otherwise at market prices prevailing at the time of sale, at prices related to prevailing market prices or at negotiated prices.  The Company will pay each Agent a commission equal to 1.25% of the gross sales proceeds of any Shares, regardless of which Agent sells the Shares, for a total commission equal to 2.5% of the gross sales proceeds.

Under the terms of the Agreement, the Company may also sell some or all of the Shares to either Agent as principal for its own account at a price agreed upon at the time of sale.  If the Company sells Shares to either Agent as principal, the Company will enter into a separate terms agreement setting forth the terms of such transaction, and the Company will describe such agreement in a separate prospectus supplement or pricing supplement.

The Company is not obligated to sell and the Agents are not obligated to buy or sell any Shares under the Agreement but, subject to the terms and conditions of the Agreement, the Agents will use their commercially reasonable efforts to sell the Shares as agents. No assurance can be given that the Company will sell any Shares under the Agreement, or, if it does, as to the price or amount of Shares that it sells, or the dates when such sale will take place. The offering of the Shares pursuant to the Agreement will terminate upon the earlier of (i) the sale of all the Shares subject to the Agreement and (ii) the termination of the Agreement.

The Shares sold in the offering will be issued pursuant to a prospectus supplement (the “Prospectus Supplement”) filed with the Securities and Exchange Commission (the “Commission”) on September 4, 2009, to the accompanying prospectus (the “Prospectus”) filed with the Commission on February 6, 2009, as part of the Company’s Registration Statement on Form S-3 (File No. 333-157166) (the “Registration Statement”).

The Agreement is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.  The foregoing description of the material terms of the Agreement and the transactions contemplated thereby does not purport to be complete and is qualified in its entirety by reference to the full text of the Agreement.

A copy of the opinion of Glenn K.C. Ching relating to the legality of the Shares, is filed as Exhibit 5.1 to this report and is incorporated by reference into the Registration Statement.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS

(d)	Exhibits

	5.1	Opinion of Glenn K.C. Ching regarding the legality of the common stock to be issued pursuant to the Distribution Agreement dated September 4, 2009.
	10.1	Distribution Agreement, dated September 4, 2009, among Central Pacific Financial Corp., Sandler O’Neill & Partners, L.P. and RBC Capital Markets Corporation.
	23.1	Consent of Glenn K.C. Ching (included in Exhibit 5.1).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Central Pacific Financial Corp.
(Registrant)

Date: September 4, 2009	/s/ Ronald K. Migita
Ronald K. Migita
Chairman, President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

5.1	Opinion of Glenn K.C. Ching regarding the legality of the common stock to be issued pursuant to the Distribution Agreement dated September 4, 2009.
10.1	Distribution Agreement, dated September 4, 2009, among Central Pacific Financial Corp., Sandler O’Neill & Partners, L.P. and RBC Capital Markets Corporation.
23.1	Consent of Glenn K.C. Ching (included in Exhibit 5.1).